Exhibit 10.22

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of [            ], 2017 (the “Effective Date”), by and between AppDynamics, Inc., a Delaware corporation (the “Company”), and [            ] (the “Investor”). All capitalized terms not otherwise defined shall have the respective meanings ascribed thereto in Section 1.

RECITALS

WHEREAS, the Company intends to consummate an initial public offering (the “IPO”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company and the Investor entered into an allocation agreement, dated as of November 8, 2015 (the “Allocation Agreement”), whereby the Company agreed to make certain arrangements to allow the Investor to participate in a future offering of the Common Stock according to the terms and conditions of the Allocation Agreement;

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, such number of shares of the Company’s Common Stock as determined pursuant to Section 2.1 below concurrently with the consummation of the IPO (the “Concurrent Private Placement”) at a price per share equal to [    ], the initial public offering price of the Company’s Common Stock in the IPO (the “IPO Price”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D;

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”); and

WHEREAS, substantially concurrently with the execution of the Underwriting Agreement, the parties hereto have executed this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Certain Defined Terms.

“Disqualification Events” means any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

“Investors’ Rights Agreement” means that certain Sixth Amended and Restated Investors’ Rights Agreement dated as of November 8, 2015, among the Company and the Investors listed therein, as amended or restated from time to time.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

“Purchase Amount” means the aggregate purchase price determined by multiplying the Shares (as defined below) by the IPO Price.

“Qualified IPO” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act, provided that such offering result in aggregate gross cash proceeds to the Company of not less than $100 million in the aggregate.

“Registration Statement” means the registration statement on Form S-1 originally publicly filed by the Company with the SEC on [            ], 2016 (as the same may be subsequently amended, supplemented or modified from time to time) including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

2. Purchase and Sale of Stock.

2.1 Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue and sell to the Investor [the number of shares of Common Stock equal to $[        ] divided by the IPO Price and rounded down to the nearest whole share] [the number of shares of Common Stock equal to the Investor Maximum Allocated Shares (as defined in the Allocation Agreement] (the “Shares”). The Investor agrees to purchase from the Company at the Closing the Shares for an aggregate purchase price equal to the Purchase Amount.

2.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 5 and Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO. At the Closing, the Investor shall pay the Purchase Amount by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor against delivery to the Investor of the Shares, which Shares shall be in book entry form and registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

2.3 Registration Rights. The Shares purchased by the Investor hereunder shall be deemed “Registrable Securities” as such term is defined in Section 1.1 of the Investors’ Rights Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof.

3.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and to perform its obligations pursuant to this Agreement. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

3.2 Registration Statement. The Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and any prospectus used to confirm sales to investors will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in the Registration Statement.

3.3 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4 Valid Issuance of Shares. The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth in Section 6.5.

3.5 Compliance with Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, each as amended to date, or to the Company’s knowledge, in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement and the issuance of the Shares, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as amended to date, nor the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Shares.

3.6 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement (provided, however, that for the avoidance of doubt this Section 3.6 shall not be deemed to apply to the IPO), except (i) the filing of the Company’s post-IPO Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware which is expected to occur immediately prior to the Closing, (ii) the filing of such notices as may be required under the Securities Act, (iii) such filings as may be required under applicable state securities law, or (iv) where failure to obtain such consent, approval, order or authorization, or registration, qualification, designation or filing would not reasonably be expected to (A) result, either individually or in the aggregate, in a Material Adverse Effect or (B) impair the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its obligations under the Agreement.

3.7 No Brokers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, provided, however, that for the avoidance of doubt this Section 3.7 shall not be deemed to apply to the IPO.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

4.1 Authorization.

(a) The Investor has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder.

4.2 Investment Intent. The Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of securities laws, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares in violation of securities laws.

4.3 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Investor is purchasing the Shares for the Investor’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof in violation of securities laws.

4.4 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor can protect its own interests. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

4.5 Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.6 Access to Data. The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares. The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor acknowledges that it is relying solely on its own counsel and not on the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. Nothing in this Section 4, including the foregoing sentences in this Section 4.6, limits or modifies the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.7 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.8 Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Section 7.9 hereto.

4.9 Rule 144. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction”, a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that notwithstanding any obligation under the Investors’ Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. The Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.10 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4.11 “Bad Actor” Status. Neither the Investor nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.12 No Brokers. The Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.13 Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver shall be given by written notice to the Company.

5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 that is not qualified as to materiality or Material Adverse Effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all material respects on and as of such earlier date) and (b) that is qualified as to materiality or Material Adverse Effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all respects on and as of such earlier date).

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 Qualified IPO. The Registration Statement shall have been declared effective by the SEC, the Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investors hereunder, the firm shares they are committed to purchase pursuant to the Underwriting Agreement at the IPO Price (less any underwriting discounts or commissions and structuring fees). The IPO shall have satisfied the requirements of a “Qualified IPO” as defined herein.

5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

6. Conditions to the Company’s Obligations at Closing. Without limiting the Company’s obligations under Section 7.16, the obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver shall be given by written notice to the Investor:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

6.2 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

6.4 Qualified IPO. The Registration Statement shall have been declared effective by the SEC, the Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investors hereunder, the firm shares they are committed to purchase pursuant to the Underwriting Agreement at the IPO Price (less any underwriting discounts or commissions and structuring fees). The IPO shall have satisfied the requirements of a “Qualified IPO” as defined herein.

6.5 Lock-Up Agreement. The Investor shall have executed and delivered to the Underwriters a lock-up agreement in a form acceptable to the Underwriters (which form has been previously agreed) (the “Lock-Up Agreement”). Such Lock-Up Agreement shall be in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares in accordance with its terms.

7. Miscellaneous.

7.1 Legends.

(a) It is understood that the book-entry credits evidencing the shares of Common Stock issued hereunder may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) If any shares of Common Stock issued hereunder are registered for sale under the Securities Act or cease to be subject to restrictions on transfer under applicable state and federal securities laws, the Company, upon the written request of an Investor, shall promptly direct the Company’s transfer agent to remove the legends set forth in Section 7.1(a) or any similar legends with respect to the Shares owned by such Investor.

7.2 Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the shares of Common Stock to the Investor in a manner that would require the registration under the Securities Act of the sale of such shares of Common Stock to the Investor or result in any violation of the Securities Act.

7.3 Publicity. Except to the extent publicly filed in the Company’s Registration Statement, neither party nor any of its respective representatives shall disclose any confidential information provided to or learned by it in connection with its rights under this Agreement, including the existence of this Agreement, to any third party (other than to an affiliate or an officer, director, employee, general or limited partner, attorney, advisor, accountant, agent, investor, or representative of the Company or the Investor who has a reason to know such information and who has an obligation of confidentiality with respect to such information) unless otherwise required by law (including, without limitation, any rule or regulation promulgated by the SEC, pursuant to any written or oral request of the SEC or any other competent regulatory authority, or as may be deemed necessary or appropriate by counsel to the Company in connection with the Registration Statement and after consultation with the Investor) or with the prior written consent of the other party.

7.4 Description of the Investor. Unless otherwise required by law (including, without limitation, any rule or regulation promulgated by the SEC, pursuant to any written or oral request of the SEC or any other competent regulatory authority, or as may be deemed necessary or appropriate by counsel to the Company in connection with the Registration Statement and after consultation with the Investor), the Company shall not include in the Registration Statement any information regarding the Investor without the Investor’s consent. The Company shall not, and shall cause its representatives (including the underwriters) not to, disclose to investors in the IPO any information regarding the Investor and/or the transactions contemplated by this Agreement which is inconsistent with the Registration Statement without the Investor’s consent.

7.5 Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until 18 months following the effective date of the Underwriting Agreement, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.6 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

7.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.8 Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined and (b) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.9 Notices. Unless otherwise provided herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if also confirmed by facsimile sent during normal business hours of the recipient, effective as of the delivery of the facsimile; if not sent via facsimile during normal business hours, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with delivery charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to an Investor:

[                    ]

[                    ]

[                    ]

[                    ]

With a copy to (which shall not constitute notice):

[                    ]

[                    ]

[                    ]

[                    ]

and

(b)	if to the Company:

AppDynamics, Inc.

303 Second Street

North Tower, 8th Floor

San Francisco, California 94107

Attention: General Counsel

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Jeff Saper

Facsimile: (650) 493-6811

7.10 No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

7.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.11 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.12 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.13 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.14 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

7.15 Costs, Expenses. Except as otherwise expressly provided herein, the Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.16 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.17 Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (b) the Registration Statement is withdrawn, (d) the IPO has not been consummated by February 15, 2017 or (c) the written consent of each of the Company and the Investor. Any termination pursuant to this Section 7.17 shall be without prejudice to the Investor’s rights under the Allocation Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

APPDYNAMICS, INC.

By:
Name:	Daniel Wright
Title:	General Counsel

INVESTOR:

[NAME]

By:
Name:
Title:

[Signature Page - Common Stock Purchase Agreement]